SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

January 19, 2005

MOBILEPRO CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 300
Bethesda, MD 20817

(Address of principal executive offices) (Zip Code)

(301) 315-9040

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 26, 2005, we were served with notice that a complaint has been filed with the U.S. Department of Labor by Kevin D. Kuykendall, our former Group President of Telco Operations, alleging discriminatory employment practices. Mr. Kuykendall has alleged that we terminated him on December 29, 2004 in reprisal for challenging the accuracy of a qualified financial goal of Davel Communications, Inc.

Mr. Kuykendall is seeking back pay, plus interest, and reinstatement or the future pay for the term of his contract, reimbursement of premiums borne by Mr. Kuykendall during the period of his termination, payment of certain bonuses to which he alleges he is entitled, unspecified compensatory damages for emotional distress, pain and suffering, unspecified punitive damages, costs and reasonable attorneys’ fees.

We intend to vigorously defend ourselves from this action and believe that we have significant defenses against it.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILEPRO CORP.

By: /s/ Jay O. Wright
Name: Jay O. Wright
Title: President and Chief Executive Officer

Date: January 31, 2005